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                                 EXHIBIT 23.2

                        CONSENT OF ARTHUR ANDERSEN LLP


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement of Industrial Data Systems Corporation filed on or about November 14, 2001.




                                                    /s/ Arthur Andersen LLP
                                                    ___________________________
                                                        ARTHUR ANDERSEN LLP

Houston, Texas

November 14, 2001